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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2006

Mercator Partners Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51211	202096338

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive Suite 590 Reston, VA	20190

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 995-5533

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
GENERAL INSTRUCTIONS
A. Rule as to Use of Form 8-K.
     1. Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).
     2. Form 8-K may be used by a registrant to satisfy its filing obligations pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, or Rules 14a-12(b) or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender offers, respectively, provided that the Form 8-K filing satisfies all the substantive requirements of those rules (other than the Rule 425(c) requirement to include certain specified information in any prospectus filed pursuant to such rule). Such filing is also deemed to be filed pursuant to any rule for which the box is checked. A registrant is not required to check the box in connection with Rule 14a-12(b) or Rule 14d-2(b) if the communication is filed pursuant to Rule 425. Communications filed pursuant to Rule 425 are deemed filed under the other applicable sections. See Note 2 to Rule 425, Rule 14a-12(b) and Instruction 2 to Rule 14d-2(b)(2).

Item 1.01 Entry to Material Definitive Agreement
     On May 23, 2006, Mercator Partners Acquisition Corp. (“Mercator”) entered into a Stock Purchase Agreement with Global Internetworking, Inc. (“GII”) and its three shareholders to acquire all of the outstanding shares of common stock of GII. The total purchase price for the shares will be cash of $14,000,000, less amounts applied to cancellation of GII options, $4,000,000 in Mercator 6% subordinated promissory notes due on December 29, 2008, 1,300,000 shares of Mercator common stock and 1,450,000 of each of Mercator Class W Warrants and Class Z Warrants. Of these warrants, 966,666 warrants of each class will be escrowed subject to release upon certain conditions. In addition, on May 24, 2006, Mercator reached agreement with U.K. based European Telecommunications & Technology, Ltd. (“ETT”) for ETT to recommend to its shareholders to sell all of their outstanding ETT shares to Mercator for a total purchase price of $37,000,000. To execute this acquisition in accordance with U.K. law and procedures, an Offer Document will be distributed to ETT’s shareholders soliciting the purchase of their shares. In anticipation of this offer, certain ETT shareholders who collectively hold 67% of ETT’s outstanding shares have irrevocably agreed to sell their shares to Mercator. Once Mercator’s proxy statement is filed, ETT will distribute to its other shareholders the Offer Document. Once holders of an additional 8% of the outstanding ETT shares agree to sell their shares to Mercator, under ETT’s articles of association all ETT shareholders will be required to sell their shares, thereby enabling Mercator to acquire 100% of ETT’s outstanding shares.
     The acquisitions of GII and ETT are subject to the approval of Mercator’s Class B shareholders and will only occur upon such approval if holders of less than 20% of the outstanding Class B shares exercise their conversion rights.
     The definitive agreements pertaining to the acquisitions described above will be filed with the registration/proxy statement that Mercator will be filing.
Item 9.01 Financial Statements and Exhibits
     Exhibit 99.1 Press Release of Mercator dated May 24, 2006

Instruction.
During the period after a registrant has reported a business combination pursuant to Item 2.01 of this form, until the date on which the financial statements specified by this Item 9.01 must be filed, the registrant will be deemed current for purposes of its reporting obligations under Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)). With respect to filings under the Securities Act, however, registration statements will not be declared effective and post-effective amendments to registrations statements will not be declared effective unless financial statements meeting the requirements of Rule 3-05 of Regulation S-X (17 CFR 210.3-05) are provided. In addition, offerings should not be made pursuant to effective registration statements, or pursuant to Rules 505 and 506 of Regulation D (l7 CFR 230.505 and 230.506) where any purchasers are not accredited investors under Rule 501(a) of that Regulation, until the audited financial statements required by Rule 3-05 of Regulation S-X (17 CFR 210.3-05) are filed; provided, however, that the following offerings or sales of securities may proceed notwithstanding that financial statements of the acquired business have not been filed:
(a) offerings or sales of securities upon the conversion of outstanding convertible securities or upon the exercise of outstanding warrants or rights;
(b) dividend or interest reinvestment plans;
(c) employee benefit plans;
(d) transactions involving secondary offerings; or
(e) sales of securities pursuant to Rule 144 (17 CFR 230.144).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercator Partners Acquisition Corp

(Registrant)

Date	May 26, 2006	/s/ Rhodric Hackman

(Signature)
*Print name and title of the signing officer under his signature.